      As filed with the Securities and Exchange Commission on July 20, 1999

                                                 Registration No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                            1998 Stock Incentive Plan
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                24/7 Media, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                      13-3995672
 (State or other jurisdiction of                (I.R.S. Employer Identification
 incorporation or organization)                             Number)
--------------------------------------------------------------------------------

                                  1250 Broadway
                            New York, New York 10001
                                 (212) 231-7100
               (Address of principal executive offices) (Zip code)
                            -------------------------

                                 DAVID J. MOORE
                             Chief Executive Officer
                                24/7 Media, Inc.
                                  1250 Broadway
                            New York, New York 10001
                                 (212) 231-7100
                               Fax (212) 760-1774
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                        Copies of all communications to:
                              Ronald R. Papa, Esq,
                               Proskauer Rose LLP
                                  1585 Broadway
                          New York, New York 10036-8299
                                 (212) 969-3000
                               Fax (212) 969-2900
                        ---------------------------------

                      Registration of Additional Securities
This Registration Statement is being filed by 24/7 Media, Inc. (the "Corporation" or the "Registrant") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 2,750,000 shares of the Corporation's common stock, par value $.01 per shares, which will be issued pursuant to the Corporation's Amended and Restated 1998 Stock Incentive Plan (the "Plan"). A total of
3,000,000 shares of common stock issuable under the Plan were previously registered pursuant to the Corporation's Registration Statement of Form S-8 filed with the SEC on November 9, 1998 (File No. 333-66995), and the information contained therein is hereby incorporated by reference herein.

                         CALCULATION OF REGISTRATION FEE

Title of      Amount to be     Proposed maximum  Proposed maximum     Amount of
securities       to be         offering price   aggregate offering  Registration
to be         Registsered(1)    per share(2)         price(2)            Fee
registered


Common     2,750,000 shares(1)    $38.65625      $106,304,687.50       $29,553
Stock,
par value
$.01 per
share


(1) Additional shares available for issuance under the 1998 Stock Incentive Plan (the "Plan"). Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under such Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) calculated on the basis of the average of the high and low trading prices of the Corporation's common stock as reported on the NASDAQ National Market on July 16, 1999.

Item 3.  Incorporation of Documents By Reference.
-------  ----------------------------------------

     The following  documents filed with the Securities and Exchange  Commission
by  24/7  Media,  Inc.,  a  Delaware   corporation  (the  "Corporation"  or  the
"Registrant"), are incorporated herein by reference:

          (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-29768).

          (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 1-14355).

          (c) The Corporation's Form 8-K filed on March 23, 1999 (Filed No. 000-29768).

          (d) The Corporation's Form 8-K filed on April 28, 1999 ( File No. 000-29768).

          (e) The Corporation's Proxy Statement dated May 10, 1999, filed in connection with Corporation's June 8, 1999 Annual Meeting of Stockholders.

          (f) The Corporation's Registration Statement filed on Form S-1 (Registration No. 333-70857), and any amendments thereto, registering a follow-on offering of the Corporation's common stock.

          (g) The description of the Corporation's Common Stock, par value $.01 per share, contained in the Corporation's Registration Statement filed on Form S-1 (Registration No. 333-70857).

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

     4.1 Certificate of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 to the Corporation's Registration Statement on Form S-1 (Registration No. 333-70857))

     4.2 Amended and Restated 1998 Stock Incentive Plan (incorporated by reference to Exhibit A to the Corporation's Proxy Statement dated May 10, 1999, filed in connection with Corporation's June 8, 1999 Annual Meeting of Stockholders).

     *5   Opinion of Proskauer Rose LLP

     *23.1 Consent of KPMG LLP

     *23.2 Consent of Proskauer Rose LLP (included in Exhibit 5)

-----------------------

*  Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 20, 1999.

                                      24/7 MEDIA, INC.

                                      By:   /s/  David J. Moore
                                         --------------------------------
                                         Name:    David J. Moore
                                         Title:   Chief Executive Officer


                               POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


                    Signatures                     Title
                    ----------                     -----

                    /s/ David J. Moore          Chief Executive Officer and
                    ------------------------    Director (Principal Executive
                    David J. Moore              Officer)


                    /s/ R. Theodore Ammon       Chairman of the Board
                    ------------------------
                    R. Theodore Ammon


                    /s/ Jacob I. Friesel        Executive Vice President and
                    ------------------------    Director
                    Jacob I. Friesel


                    /s/ John F. Barry III       Director
                    ------------------------
                    John F. Barry III

                    Signatures                     Title
                    ----------                     -----

                    /s/ Jack L. Rivkin          Director
                    -------------------------
                    Jack L. Rivkin


                    /s/ Charles W. Stryker      Director
                    -------------------------
                    Charles W. Stryker


                    /s/ C. Andrew Johns         Executive Vice President,
                    -------------------------   Treasurer & Chief Financial
                    C. Andrew Johns             Officer (Principal Financial
                                                Officer)



                    /s/ Arnie Semsky            Director
                    -------------------------
                    Arnie Semsky


                    /s/ Stuart D. Shaw          Controller (Principal Accounting
                    -------------------------   Officer)
                    Stuart D. Shaw

                                                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of 24/7 Media, Inc. on Form S-8 of our report dated March 2, 1999, relating to the consolidated balance sheets of 24/7 Media, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which report appears in the annual report on Form 10-K of 24/7 Media, Inc.


                                                     /s/ KPMG LLP
                                                     KPMG LLP

New York, New York
July 19, 1999

                                                                      EXHIBIT 5

July 20, 1999

The Board of Directors
24/7 Media, Inc.
1250 Broadway
New York, New York 10001

Dear Sirs:

We are acting as counsel to 24/7 Media, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of an additional 2,750,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares are to be issued by the Company upon grant of certain stock options (the "Options") granted and to be granted to certain employees or directors of the Company pursuant to the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan").

As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon exercise or grant of the Options in accordance with the terms of the Plan against payment of the exercise price therefor (as applicable), will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                 Very truly yours,



                                                 /s/ Proskauer Rose LLP
                                                 PROSKAUER ROSE LLP